Acquisition of First green bancorp, inc. June 12, 2018 Exhibit 99.2

This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, or expect to acquire, as well as statements with respect to Seacoast's objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "support", "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "further", "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative, tax and regulatory changes; changes in accounting policies, rules and practices; the risks of changes in interest rates on the level and composition of deposits, loan demand, liquidity and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks relating to the proposed FGB merger include, without limitation: the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on issues related to the proposed merger; unexpected transaction costs, including the costs of integrating operations, severance, professional fees, and other expenses; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers and employees by competitors; as well as the difficulties and risks inherent with entering new markets. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2017, under "Special Cautionary Notice Regarding Forward-looking Statements" and "Risk Factors", and otherwise in our SEC reports and filings. Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov. Cautionary Notice Regarding Forward-Looking Statements

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Seacoast Banking Corporation of Florida ("Seacoast") will file with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 containing a proxy statement of First Green Bancorp, Inc. (“FGB“ or “First Green”) and a prospectus of Seacoast, and Seacoast will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus will be mailed to shareholders of FGB. Investors and security holders of Seacoast and FGB are urged to read the entire proxy statement/prospectus and other documents that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by Seacoast through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Seacoast will be available free of charge on Seacoast's internet website or by contacting Seacoast.   Seacoast, FGB, their respective directors and executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Seacoast is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on April 6, 2018 and its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available. Important Information For Investors And Shareholders

First Green Bancorp, Inc.: Continuation of “Land and Expand” M&A Strategy in Orlando, FL High-Quality Expansion In Attractive Market Expands footprint in Orlando, Florida’s 3rd largest MSA Significantly strengthens Seacoast’s position as the #1 community bank1 by deposit market share in the Orlando MSA, increasing deposits 49% to over $1.4 billion2 High growth potential as Seacoast executes its integration and digital marketing playbook Solidifies presence along attractive, high growth I-4 corridor Anticipated Positive Financial Results 10%+ core EPS accretion in both 2019 and 2020 25%+ internal rate of return Tangible book value dilution earn-back less than one year (crossover method) Adds Scale in Orlando MSA, Strengthens Florida Franchise Overall Branch location overlap creates immediate operating synergy opportunities Opens First Green’s customer base and prospect list to Seacoast’s expanded products and services Expands Seacoast’s loan portfolio and maintains prudent level of diversification 1 ”Community Bank” defined as banks with less than $20 billion in total assets as of most recently reported quarter. 2 Sourced from the FDIC Summary of Deposits Report, as of June 30, 2017

First Green Transaction Summary Transaction Value $132.6 million fully diluted, $23.00 per FGB common share1 Consideration Shareholders will receive 0.7324 shares of Seacoast common stock Options cashed out at the positive difference between $23.00 and the exercise price Closing Expected early fourth quarter 2018 Required Approvals Regulatory authorities FGB shareholders Additional Details and Assumptions FGB shareholders to own approximately 7.7% of Seacoast following transaction Approximately 50%+ cost savings; no revenue synergies assumed Estimated loan credit mark of $18.2 million (2.83% of loans) Estimated interest rate mark of $8.0 million (1.25% of loans) Estimated core deposit intangibles of 1.75% amortized using straight-line method over 10 years 1 Based on Seacoast’s 10-day volume weighted average price of $31.40 as of June 8, 2018

Overview: First Green Bancorp, Inc. Loan & Deposit Composition(1) Assets: $730,979 Gross Loans: $628,683 Deposits: $629,239 Tangible Equity: $77,375 TCE / TA: 10.6% Consolidated MRQ Key Financial Metrics ($000s) Retail Footprint (1) Bank-level regulatory data as of March 31, 2018 Source: S&P Global Market Intelligence LLC MRQ Yield: 5.17% MRQ Cost of Deposits: 0.68% ROAA: 1.10% ROAE: 10.29% NPAs / Assets: 0.07% Efficiency Ratio: 58.68% Net Interest Margin: 4.21%

Prudent Loan Portfolio Mix Maintained Post Consolidation Combined $4,547 million2 Combined Pro Forma Portfolio Mix $629 million1 $3,918 million1 1 Bank-level regulatory data as of March 31, 2018 2 Does not include fair value adjustments 3 Includes estimated impact of pro forma capital adjustments Note: Standalone and Pro Forma C&D & CRE ratios are shown at the holding company level Source: S&P Global Market Intelligence LLC C&D Ratio: 59% CRE Ratio: 190% C&D Ratio: 69% CRE Ratio: 374% C&D Ratio: 64%(3) CRE Ratio: 225%(3)

3rd largest in Florida, 23rd largest in the United States Fast-growing: Orlando MSA’s population grew 18.0% compared to 5.8% nationally in last eight years; is projected to grow 8.2% from 2018 to 2023 compared to 3.5% nationally Diverse set of employers with a significant presence in the MSA: Ranked #1 in the U.S. for Job and Population Growth among large regions Current unemployment rate of 3.1% compared to the national unemployment rate of 3.9% as of April 2018 More than 500,000 higher education students within a 100-mile radius Orlando is an Attractive Florida Market Source: S&P Global Market Intelligence LLC, Bureau of Labor Statistics, Orlando Economic Partnership, Florida Department of Economic Opportunity, Orlando Sentinel

Pro Forma Community Bank1 Deposit Market Share Impact State of Florida Pro Forma Community Bank1 Deposit Market Share Impact Orlando – Kissimmee – Sanford, FL MSA Combined Orlando Presence Increases Deposit Share In Key Market First Green Locations SBCF Locations 1 ”Community Bank” defined as banks with less than $20 billion in total assets as of most recently reported quarter Source: FDIC Summary of Deposits Report, as of June 30, 2017

Branch Proximity Creates Opportunities for Operating Synergies and Enhanced Cost Savings First Green Locations SBCF Locations Central FL Proximity (1) (2) (3) (4) (5) Daytona, FL Proximity (6) Significant branch synergy potential as six out of seven First Green branches are located within three miles of a SBCF branch Branch Detail (3 miles radius) Branch Proximity to closest SBCF Branch (miles) 1 2 3 4 5 6 2.6 0.8 0.6 0.1 1.0 2.9

Agenda Acquisition Strengthens Seacoast’s Franchise In Florida, U.S.’s 3rd Largest State Southwest Florida Pop: 1,570,228 Pop Growth: 9.6% Treasure Coast/ Palm Beach Co. Pop: 1,956,515 Growth: 7.3% I-4 Corridor Pop: 7,128,386 Growth: 8.5% Projected Florida Population Growth, 2015 – 2020* * US Census Data Seacoast Customer Map Orlando MSA West Palm Beach, Ft Lauderdale MSA Port St Lucie MSA Tampa / St. Pete MSA

Transaction Summary: First Green Bancorp, Inc. In-market acquisition expands existing platform in the strategically important Orlando MSA, Florida’s 3rd largest Accelerates Seacoast growth timetable, 10%+ core EPS accretion in 2019 Leverages Seacoast’s proven integration capabilities Strengthens Seacoast’s attractive Florida franchise